                                                                   Exhibit 10.2



                        NORTHERN BORDER PIPELINE COMPANY

                               OPERATING AGREEMENT

                                  APRIL 6, 2006

                                                                               .
                                                                               .
                                                                               .

                        NORTHERN BORDER PIPELINE COMPANY

                               OPERATING AGREEMENT

                                  APRIL 6, 2006

                                TABLE OF CONTENTS

ARTICLE 1 - DEFINITIONS.........................................................         1

     1.1 DEFINITIONS............................................................         1

ARTICLE 2 - REPRESENTATIONS AND COVENANTS.......................................         3

     2.1 PARTNERSHIP'S REPRESENTATIONS AND COVENANTS............................         3
     2.2 OPERATOR'S REPRESENTATIONS.............................................         3

ARTICLE 3 - OBLIGATIONS OF OPERATOR.............................................         4

     3.1 OPERATOR'S RESPONSIBILITIES............................................         4
     3.2 CONTRACT EXECUTION.....................................................         8
     3.3 DAMAGES................................................................         8
     3.4 BOOKS AND RECORDS......................................................         8
     3.5 OPERATOR'S INDEMNITY...................................................         9
     3.6 PARTNERSHIP'S INDEMNITY................................................         9
     3.7 INSURANCE..............................................................        10

ARTICLE 4 - EMPLOYEES, CONTRACTORS, SUBCONTRACTORS AND CONSULTANTS..............        11

     4.1 OPERATOR'S EMPLOYEES...................................................        11
     4.2 STANDARDS FOR EMPLOYEES................................................        11
     4.3 NON-DISCRIMINATION.....................................................        11
     4.4 CONTRACTORS, CONSULTANTS AND SUBCONTRACTORS............................        12

ARTICLE 5 - FINANCIAL, ACCOUNTING, BILLING AND TAX PRACTICES....................        12

     5.1 ACCOUNTING AND COMPENSATION............................................        12
     5.2 BUDGETS................................................................        13
     5.3 DISPUTED CHARGES.......................................................        13
     5.4 AUDIT..................................................................        14
     5.5 CONSISTENT WITH GENERAL PARTNERSHIP AGREEMENT..........................        15

ARTICLE 6 - INDEPENDENT CONTRACTOR..............................................        15

     6.1 INDEPENDENT CONTRACTOR.................................................        15

ARTICLE 7 - INTELLECTUAL PROPERTY...............................................        15

     7.1 INVENTIONS AND COPYRIGHTS..............................................        15
     7.2 CONFIDENTIALITY........................................................        16

ARTICLE 8 - TERM................................................................        16

     8.1 TERM...................................................................        16
     8.2 UPON TERMINATION.......................................................        16

ARTICLE 9  - ARBITRATION........................................................        17

     9.1 ARBITRATION............................................................        17

ARTICLE 10 - FORCE MAJEURE......................................................        18

     10.1 EFFECT OF FORCE MAJEURE...............................................        18
     10.2 NATURE OF FORCE MAJEURE...............................................        18
     10.3 NON-FORCE MAJEURE SITUATIONS..........................................        19
     10.4 RESUMPTION OF NORMAL PERFORMANCE......................................        19
     10.5 STRIKES AND LOCKOUTS..................................................        20

ARTICLE 11 - MISCELLANEOUS......................................................        20

     11.1 AMENDMENT.............................................................        20
     11.2 WAIVERS...............................................................        20
     11.3 SEVERABILITY..........................................................        20
     11.4 GOVERNMENTAL BODIES...................................................        20
     11.5 ENTIRETY..............................................................        21
     11.6 RECITALS..............................................................        21
     11.7 REMEDIES CUMULATIVE...................................................        21
     11.8 CONFLICTS.............................................................        21
     11.9 LAW OF THE CONTRACT...................................................        21
     11.9 OPERATOR'S OFFICE.....................................................        22
     11.11 ATTORNEYS' FEES......................................................        22
     11.12 COUNTERPART EXECUTION................................................        22

ARTICLE 12 - NOTICES............................................................        22

     12.1 NOTICES...............................................................        22

ARTICLE 13 - ASSIGNMENT.........................................................        23

     13.1 ASSIGNABILITY.........................................................        23
     13.2 SUCCESSORS AND ASSIGNS................................................        24
     13.3 EFFECTIVE DATE........................................................        24

EXHIBIT A - ACCOUNTING PROCEDURE................................................         1

                               OPERATING AGREEMENT

      THIS AGREEMENT dated this 6th day of April, 2006, by and between Northern Border Pipeline Company, a general partnership ("Partnership"), and TransCan Northwest Border Ltd. a Delaware Corporation ("Operator").

                                    RECITALS

      WHEREAS Partnership was formed pursuant to an agreement effective as of March 9, 1978, as amended, supplemented or amended and restated on or before April 6, 2006 (the "General Partnership Agreement"), as successor to all rights, title and interests of Northern Border Pipeline Company as the Person designated by the Presidential Report and related regulatory proceedings and orders to construct and operate a natural Gas pipeline system in the contiguous States pursuant to Section 7(a)(4)(B) of the Alaska Natural Gas Transportation Act of 1976; and

      WHEREAS Partnership desires to engage Operator to Operate the Line (as defined herein) in accordance with the terms and conditions set forth in this Agreement; and

      WHEREAS Operator is willing and able to Operate the Line in accordance with the terms and conditions set forth below.

      NOW THEREFORE, in consideration of the representations, covenants and premises hereinafter set forth the parties agree as follows:

                             ARTICLE 1 - DEFINITIONS

1.1   Definitions

      As used in this Agreement, the definitions used in the General Partnership Agreement shall, except as specifically provided herein, have the same meanings in this Agreement. The following words and terms shall have the meanings set forth herein:

      (a) The word "Affiliate" means any Person which, directly or indirectly through one or more Persons, controls or is controlled by or is under common control with another Person. For greater clarity, TC PipeLines, LP is an Affiliate of Operator.

      (b) The word "day" shall mean a period of twenty-four (24) consecutive hours commencing at 8:00 a.m. Central Time, except that appropriate adjustments shall be made during the days when a time change is made from Standard Time to Daylight Savings Time and vice versa.

      (c) The word "month" shall mean a period of time beginning on the first day of a calendar month and ending at the same time on the first day of the next succeeding calendar month.

      (d) The term "calendar year" shall mean each twelve (12) month period beginning on the first day of a calendar year and ending on the first day of the next calendar year, provided that the first year hereunder shall begin on April 1, 2007, and shall end on December 31 next following and further provided that the last calendar year shall end at the end of the term provided in Section 8.1, unless extended by mutual agreement between Partnership and Operator. The term "year" shall mean a period of 365 days, or 366 days if such period includes February 29 of a leap year.

      (e) The term "Accounting Procedure" shall mean the accounting procedure set forth in Exhibit "A" hereto.

      (f) The term "party" shall mean Partnership or Operator and "parties" shall mean both Partnership and Operator.

      (g) The term "Partnership" shall mean Northern Border Pipeline Company and any successor entities thereto.

      (h) The term "Line" shall mean the interstate Gas pipeline and related facilities owned by the Partnership, extending from the United States-

            Canada border near Port of Morgan, Montana to its terminus near North Hayden, Indiana, and any extensions, expansions, additions, improvements or replacements thereof.

      (i) The term "Operation of the Line" or "Operate the Line" shall refer to the obligations or the performance by Operator of the obligations related to the Line as set forth in the General Partnership Agreement and this Agreement.

                    ARTICLE 2 - REPRESENTATIONS AND COVENANTS

2.1   Partnership's Representations and Covenants

      (a) Partnership represents that Operator shall have all rights and obligations of Operator as set forth in Section 8 of the General Partnership Agreement.

      (b) Partnership shall cooperate with Operator, including reimbursing Operator on a timely basis for all reasonable and proper costs and expenses, including overhead, administrative and general expenses incurred by Operator and overhead, administrative and general expenses incurred by Operator's Affiliates in rendering their services in order to facilitate the performance of the obligations set forth in the General Partnership Agreement and herein.

2.2   Operator's Representations

      (a) Operator represents that in performing the responsibilities set forth in Article 3, it shall carry out such responsibilities or shall cause its Affiliates and all contractors, subcontractors and consultants selected to carry out such responsibilities with the same degree of diligence and care that Operator would exercise if operating its own property in a sound, workmanlike and prudent manner and it shall comply, and shall require its Affiliates and all contractors, subcontractors and consultants selected to carry out such responsibilities to comply, with all relevant laws, statutes, ordinances, safety codes, regulations and rules applicable to the Operation of the Line.

      (b) Operator represents that it shall comply with the provisions of the General Partnership Agreement applicable hereto. Any reference in this Agreement to the General Partnership Agreement refers to the General Partnership Agreement as amended, supplemented or amended and restated on April 6, 2006. Any subsequent amendments or additions to the General Partnership Agreement after April 6, 2006 affecting the rights and obligations of Operator shall not revise or amend the rights and obligations of Operator as set forth in this Agreement, unless and until Partnership and Operator, through good faith negotiations, mutually agree that such amendment or additions shall revise or amend the rights and obligations of Operator.

                       ARTICLE 3 - OBLIGATIONS OF OPERATOR

3.1   Operator's Responsibilities

      Operator, subject to budget authorizations and other specific authorizations by the Management Committee, shall have the general responsibility for the day-to-day management of the Line as described below:

      (a) provide the day-to-day management supervision and operating, maintenance, administrative and related services to Partnership, including legal, accounting, procurement, emergency response, repair and overhaul, integrity management, replacement of plant, construction supervision, engineering, planning, budgeting, treasury, insurance administration, tax, industry relations, day-to-day public affairs and human resource support and support for general regulatory matters;

      (b) make reports to and consult with the Management Committee or Partner in the form and at the times requested by the Management Committee or any Partner or its designated representatives;

      (c) carry out any activities related to the marketing and administration of transportation or other services on the Line, including the discounting of such services from tariff rates;

      (d) except as otherwise provided by applicable governmental regulations, retain all charts, records, books of account, Partnership tax returns, plans, designs, studies and reports and other documents related to the design, construction, operation, maintenance, repair, extension, expansion, addition, improvement or replacement of the Line, or any part thereof, for a period of at least three (3) years from the date of completion of the activity to which such records relate;

      (e) purchase materials, equipment and supplies in the name of the Partnership necessary for the design, construction, operation, maintenance, repair, extension, expansion, addition, improvement or replacement of the Line, or any part thereof, and sell or exchange such materials, equipment and supplies. Operator may purchase such materials, equipment and supplies on a cooperative basis with Operator's Affiliates or from Operator's Affiliates, provided that the terms of such purchase are no less favourable to Partnership than those prevailing at the time for similar materials, equipment and supplies from unaffiliated third parties;

      (f) manage any construction of repairs, extensions, additions, improvements or replacements of the Line, or any part thereof, as approved by the Management Committee, including retaining any contractors required for the design, project management and construction of such project;

      (g) purchase, option or otherwise acquire rights-of-way, land in fee and permits in the name of Partnership necessary for construction, operation, maintenance, repair, extension, expansion, addition, improvement or replacement of the Line, or any part thereof; resist the perfection of any liens against Partnership property and, to the extent permitted by law, hold Partnership property free from all liens;

      (h) review with and advise Partnership regarding engineering plans and outlines for all necessary design repairs, extensions, expansions, additions, improvements or replacements of the Line, or any part thereof;

      (i) supervise and report to Partnership regarding readings of all measuring equipment required in connection with the Line;

      (j) review the qualifications of and retain outside consultants, contractors (including the services of Operator's Affiliates or Partner's Affiliates, provided that the services of any such Affiliates are utilized on terms materially no less favourable to Partnership than those prevailing at the time for comparable services of unaffiliated independent Persons) and other services;

      (k) carry out any activities related to the financing or refinancing of the Line;

      (l) utilize, as Operator deems necessary, the services of its Affiliates or Partner's Affiliates, provided that such services are utilized on terms materially no less favourable to Partnership than those prevailing at the time for comparable services of unaffiliated independent Persons.

      (m) prepare, file and prosecute applications for regulatory and governmental authority required by Partnership and make periodic filings required of Partnership by governmental or regulatory agencies having jurisdiction;

      (n) prepare, file and prosecute any rate case application under Sections 4 or 5 of the Natural Gas Act or any successor provision;

      (o) prepare tax returns required of Partnership and pay taxes owing by Partnership;

      (p) prepare and file all administrative forms or reports (including any regulatory filings, safety reports, operating reports and any other reports required) with governmental and other agencies in connection with the Operation of the Line; all reports in connection with emergency or unusual circumstances shall be made as expeditiously as reasonably possible;

      (q) make immediate reports to Partnership of all unusual or significant occurrences in relation to the Line, regardless of whether or not such reports have been required pursuant to Section 3.1(b);

      (r) make recommendations to Partnership as required by the General Partnership Agreement for the proposed budget required for the Line the Operation of the Line for the succeeding calendar year or portion thereof;

      (s) provide an adequate number of qualified supervisory and professional and craft personnel to perform the obligations contemplated hereunder;

      (t) require all contractors, vendors and suppliers to perform their services in accordance with sound, prudent and workmanlike industry practices;

      (u) have or provide custody of funds, notes, drafts, acceptances, commercial paper and other securities belonging to Partnership; keep funds belonging to Partnership on deposit in one or more banking institutions as approved by the Management Committee; and, subject to direction by the Management Committee, invest available funds in the manner provided for by the Management Committee, disburse such funds, and keep appropriate records in connection with all the above transactions;-

      (v) make and retain records and prepare all forms and reports in accordance with Article 5;

      (w) maintain a system of internal accounting and audit controls consistent with regulatory requirements applicable to Partnership or any Partner;

      (x) report to the Management Committee as provided in Section 8.4.8 of the General Partnership Agreement;

      (y) review from time-to-time the rates and fees charged for transportation services and recommend to Partnership revision in such rates and fees as necessary to reflect increased or decreased costs or other changes in the conditions of service in order to assure that all costs are reflected in the tariffs of Partnership.

3.2   Contract Execution

      Contracts relating to Operator's responsibilities under this Agreement may be executed by Operator on behalf of Partnership.

3.3   Damages

      Notwithstanding any other provision of this Agreement, Operator shall not be responsible for any indirect or consequential damages, including loss of profit, revenues or pipeline transportation capacity.

3.4   Books and Records

      All of the books, records, charts and other documents prepared and retained by Operator in connection with the Operation of the Line shall, as provided in Section 5.4, be made available during normal business hours to Partnership or any Partner or their respective representatives to permit them to audit and verify the accuracy of any statement, billing, charge or computation made by Operator in connection with this Agreement. Operator shall obtain similar rights from contractors, subcontractors and consultants performing services in connection with the Operation of the Line and, to the extent reasonably possible, obtain similar rights for Partnership and Partners.

3.5   Operator's Indemnity

      Operator shall indemnify and hold Partnership, its employees or agents harmless from and against all actions, claims, demands, cost and liabilities to Partnership arising from:

      (a) all actions (or failures to act) by Operator which are not in accordance with the terms of this Agreement or an express direction by Partnership, excluding actions (or failures to act) by Operator in good faith within the scope of its authority in the course of the Operation of the Line; or

      (b) claims for non-payment of any and all contributions, withholding deductions or taxes measured by the wages, salaries or compensation paid to Persons employed by Operator in connection with the Operation of the Line.

3.6   Partnership's Indemnity

      (a) Partnership shall indemnify and save harmless the Operator against all actions, claims, demands, costs and liabilities arising out of the acts (or failure to act) of Operator in good faith within the scope of its authority in the course of Operation of the Line including claims, demands, costs and liabilities arising from the negligence of Operator, its officers, agents, employees, or Affiliates, and Operator shall not be liable for any obligations, liabilities, or commitments incurred by or on behalf of the Partnership as a result of any such acts (or failure to act). Operator shall not be indemnified for its gross negligence or wilful misconduct.

      (b) Any and all claims, damages or causes of action in favour of anyone other than Partnership arising out of the Operation of the Line which are not covered by insurance as per Section 3.7 shall be settled or litigated and defended by Operator in accordance with its best judgment and discretion when (i) the amount involved is less than a ceiling amount to be established by the Management Committee;
            (ii) no injunctive or similar
            relief is sought; and (iii) no criminal sanction is sought; otherwise, such decision shall be made by the Management Committee, and any settlement or defense thereof shall be controlled by the Management Committee.

3.7   Insurance

      (a) Operator shall, subject to the approval of the Management Committee, carry and maintain insurance for the benefit of Partnership and Operator and require contractors, subcontractors or consultants to carry and maintain insurance deemed adequate by Operator, as approved by the Management Committee, to protect the Partnership and satisfy any other requirements of the law.

      (b) Insurance as approved by the Management Committee maintained by the Operator shall be a reimbursable cost pursuant to Section 5.1(b).

      (c) Operator may carry and maintain such other insurance for its own account as he may deem necessary, but in the event other insurance is carried, Operator agrees to waive and agrees to have its insurers waive any rights of subrogation they may have against the Partnership and individual Partners thereof, or the Affiliates of any of them, and/or their directors, officers, employees, servants or agents.

      (d) With respect to claims and losses for damage, injury or destruction of property which is a part of the Line, which property is covered by Insurance other than insurance provided for in paragraph (a) of this Section 3.7, it is agreed that neither Operator nor Partnership or any of its Partners shall have any rights of recovery against one another, nor against the Affiliates of each, nor the insurers of any of them, and their rights of recovery are mutually waived. All such policies of insurance purchased to cover the Line or any part thereof, or the Operation of the Line or any part thereof, or any Gas transported or handled therein, shall be endorsed properly to effectuate this waiver of recovery.

             ARTICLE 4 - EMPLOYEES, CONTRACTORS, SUBCONTRACTORS AND
                                  CONSULTANTS

4.1   Operator's Employees

      Operator shall employ or retain and have supervision over the persons required by Operator to Operate the Line in an efficient and economically prudent manner. Operator shall pay all reasonable costs and expenses in connection therewith, including compensation, salaries, wages, overhead and administrative and general expenses incurred by Operator's Affiliates, and, if applicable, social security taxes, workers' compensation insurance, retirement and insurance benefits and other such expenses. Subject to the provisions of the General Partnership Agreement, the compensation for Operator's employees shall be determined by Operator. All authorized costs and expenses paid by Operator pursuant to this Section
      4.1 shall be reimbursed to Operator by Partnership as provided in the Accounting Procedure.

4.2   Standards for Employees

      All employees engaged or directed by Operator in connection with the Operation of the Line shall be duly qualified and experienced to perform such obligations. Operator shall at all times enforce strict discipline and maintain good order among such employees, and shall require such employees to comply with all relevant laws, statutes, ordinances, safety codes, regulations and rules applicable to the Operation of the Line.

4.3   Non-Discrimination

      In performing under this Agreement, Operator will not discriminate against any employee or applicant for employment because of race, creed, color, religion, sex, national origin, age or handicap, and will comply with all provisions of Executive Order 11246, as amended; Section 503 of the Rehabilitation Act of 1983, as amended and the Vietnam Era Veterans' Readjustment Assistance Act of 1974, as amended.

4.4   Contractors, Consultants and Subcontractors

      The provisions of Sections 4.1, 4.2 and 4.3 shall be applicable to any contractors, subcontractors and/or consultants retained in connection with the Operation of the Line.

ARTICLE 5 - FINANCIAL, ACCOUNTING, BILLING AND TAX PRACTICES

5.1   Accounting and Compensation

      (a) Operator shall keep a full and complete account of all costs and expenses incurred by it in connection with the Operation of the Line in the manner set forth in the Accounting Procedure.

      (b) Operator shall be reimbursed, in the manner set forth in the Accounting Procedure, by Partnership for all costs and expenses authorized by the Management Committee and all reasonable and proper costs and expenses paid by it for Partnership in connection with the Operation of the Line; provided, however, that costs and expenses incurred by Operator under Section 3.5 shall not be reimbursed by Partnership. It is the intent of the parties that Operator shall Operate the Line on a fully reimbursed basis without profit or loss. To the extent that a deviation from this standard occurs, appropriate adjustments will promptly be made.

      (c) Upon termination of this Agreement, Operator shall be reimbursed by Partnership for all reasonable and proper costs and expenses incurred by Operator in winding up its duties under this Agreement and transferring its duties to the succeeding operator. The parties agree to negotiate in good faith and reach mutual agreement regarding such costs and expenses prior to incurring such costs and expenses. If, following such negotiation, the parties are unable to reach agreement, Operator may incur such costs and expenses and the amount of reasonable and proper compensation shall be referred to binding arbitration in accordance with Article 9.

      (d) To the extent that Operator enters into activities other than the Operation of the Line, Operator shall separately account for all such costs and expenses and Partnership shall not be billed for such costs or expenses.

5.2   Budgets

      On or before each October 1, Operator shall provide to the Management Committee an indicative estimate of capital expenditures and operating income and expenses which Operator anticipates for the ensuing calendar year. On or before each November 1 Operator shall prepare and submit for approval of the Management Committee a final budget including estimated capital expenditures and operating income and expenses. Except as the Management Committee may otherwise direct, the budget approved by Partnership and then in effect shall constitute authorization of Operator to incur the expenditures contained in such budget. The budget approved by the Partnership shall be adequate for Operator to meet its current responsibilities under this Agreement, including the performance standard set out in Section 2.2(a).

5.3   Disputed Charges

      Partnership may, in the manner set forth in the Accounting Procedure, take written exception to any bill, statement or other accounting rendered by Operator for any expenditure or any part thereof, on the ground that the same was not a cost or expense authorized by the Management Committee or a reasonable and proper cost or expense incurred by Operator in connection with the Operation of the Line. Partnership shall nevertheless pay in full when due the amount of all bills, statements or accountings submitted by Operator. Such payment shall not be deemed a waiver of the right of Partnership to recoup any contested portion of any bill, statement or accounting. However, if the amount as to which such written exception is taken or any part thereof is ultimately determined in accordance with
      Article 9 not to be a cost or expense authorized by the Management Committee or a reasonable and proper expense incurred by Operator in connection with the Operation of the Line, such amount or portion thereof (as the case may be) shall be refunded by Operator to Partnership together with interest thereon at a rate (which in no event shall be higher than the maximum rate permitted by applicable law) equal to the prime rate charged by Citibank of New York, or its successor, from time to time to responsible commercial and industrial borrowers during the period from the date of payment by Partnership to the date of refund by Operator.

5.4   Audit

      In addition to the audit responsibilities assigned by the General Partnership Agreement to Operator and the Audit Committee, Partnership or its designated representatives (including representatives from each Partner) and any Partner or its designated representatives, after fifteen
      (15) days' prior written notice to Operator, shall have the right during normal business hours to audit, at its own expense, all books and records of Operator as well as the relevant books of account of Operator's contractors relating to the Operation of the Line, provided that neither this section nor Section 3.4 allows Partnership or a Partner to: (a) review any books and records of Operator's Affiliates which do not directly relate to the provision of services under this Agreement and the construction and Operation of the Line; or (b) challenge the basis of allocations made pursuant to the Allocation Policy (as defined below) unless there is a material increase in the total overhead costs from prior levels. Such audits shall not be commenced by the same party more often than once each calendar year. Partnership shall have two (2) years after the close of a calendar year in which to make an audit of Operator's records for such calendar year. Absent fraud or intentional concealment or misrepresentation by Operator or its employees, and except for any adjustments which may arise from Federal Energy Regulatory Commission ("FERC") compliance audits, Operator shall neither be required nor permitted to adjust any item unless a claim therefore is presented or adjustment is initiated within two (2) years after the close of the calendar year in which the bill, statement or accounting therefore is rendered, and in the absence of such timely claims or adjustments, the bills, statements and accountings rendered shall be conclusively established as correct.

5.5   Consistent with General Partnership Agreement

      The accounting and tax service provided by Operator shall be consistent with the applicable provisions of Section 7 of the General Partnership Agreement which are incorporated by reference herein as if set forth in full. Matters of tax policy for Partnership shall be the responsibility of, and ultimately determined by the Management Committee.

                       ARTICLE 6 - INDEPENDENT CONTRACTOR

6.1   Independent Contractor

      (a) In performing services pursuant to this Agreement, Operator shall be an independent contractor and not an employee, agent or servant of Partnership and this Agreement does not create any partnership or joint venture between Partnership and Operator.

      (b) Operator shall comply with all relevant laws, statutes, ordinances, safety codes, regulations and rules applicable to the Operation of the Line.

                        ARTICLE 7 - INTELLECTUAL PROPERTY

7.1   Inventions and Copyrights

      Any (i) inventions, whether patentable or not, developed or invented or
      (ii) copyrightable material (collectively, "Intellectual Property"), developed by Operator or its employees and used for the Operation of the Line shall remain the exclusive property of Operator; provided that, if the Partnership authorizes expenditure of funds to develop equipment or operating procedures specifically for the Line, such equipment or operating procedures are developed through resources and employees dedicated to the Line, and such equipment or operating procedures includes Intellectual Property, such Intellectual Property shall be the exclusive property of Partnership.

7.2   Confidentiality

      Because the information and knowledge gained during the performance of services hereunder may consist of valuable proprietary information, the misuse or disclosure of which could cause substantial damage to Partnership, any and all information obtained by Operator in performance of its obligations hereunder shall be held in strict confidence by Operator, its employees or agents except as needed to comply with the purposes of this Agreement. Any contracts entered into by Operator related to its obligations under this Agreement shall contain a provision which similarly restricts the use and disclosure of such information.

                                ARTICLE 8 - TERM

8.1   Term

      This agreement shall be effective as of April 6, 2006 and subject to the provisions of the General Partnership Agreement, shall continue until April 1, 2018, and thereafter on a year-to-year basis unless terminated on six (6) months' prior written notice by either party hereto, provided that, Operator shall not commence its responsibilities as Operator until April 1, 2007, provided that, if Operator is no longer an Affiliate of at least one Partner included in the Partnership ("Partnership Termination") this Agreement shall terminate six (6) months from the date of Partnership Termination.

8.2   Upon Termination

      Termination of this Agreement shall not relieve either party from paying amounts of money due hereunder which (a) were due prior to or (b) become due after or as a result of such termination.

                             ARTICLE 9 - ARBITRATION

9.1   Arbitration

      (a) If a dispute arises between Operator and Partnership regarding the application or interpretation of any provision of this Agreement, the aggrieved party will promptly provide notice of the dispute to the other party. A meeting will be held promptly between the parties, attended by parties with management authority over the disputed matter, to attempt in good faith to negotiate a resolution of the dispute. If the parties do not succeed in negotiating a resolution of the dispute within thirty (30) days or within such further period agreed by the parties, one party may terminate the negotiation by giving Notice to the other party. Either party may thereafter upon written notice call for submission of such matter to arbitration. The party requesting arbitration shall set forth in such notice in adequate detail the issues to be arbitrated, and within ten (10) days from the receipt of such notice, the other party may set forth in adequate detail additional related issues to be arbitrated. If arbitration is invoked by either party, the decision of the arbitrators shall be final and binding upon all parties.

      (b) Such binding arbitration shall be conducted by a person or entity knowledgeable and experienced in pipeline design, construction and operations matters. In the event the parties are unable to agree upon such person or entity, they shall then each select a person or entity having the qualifications set forth above, and such persons or entities selected shall mutually agree upon a similarly qualified third person or entity to complete the arbitration panel. In the event that the persons selected by the parties are unable to agree on a third member of the panel within sixty (60) days after their selection, such person shall be designated by the American Arbitration Association or such other person the parties mutually agree upon. Upon final selection of the entire panel, such panel shall, as expeditiously as possible, render a decision on the matter submitted for arbitration.

      (c) Upon the determination of any such dispute, the arbitrators shall bill the costs attributable to such binding arbitration to the party whose position they determine is farthest away from the actual decision rendered; provided, however, that the arbitrators shall be empowered to apportion such costs between the parties if they deem it appropriate.

      (d) It is the intent of the parties that the matters agreed upon to be arbitrated be decided as set forth herein and they shall not seek to have this Article 9 rendered unenforceable or to have such matter decided in any other way.

                           ARTICLE 10 - FORCE MAJEURE

10.1  Effect of Force Majeure

      In the event that either Partnership or Operator is rendered unable, by reason of an event of force majeure, to perform, wholly or in part, any obligation or commitment set forth in this contract, then upon such party's giving written notice and full particulars of such event as soon as practicable after the occurrence thereof, the obligations of both parties, except for unpaid financial obligations arising prior to such event of force majeure, shall be suspended to the extent and for the period of such force majeure condition.

10.2  Nature of Force Majeure

      The term "force majeure" as employed in this Agreement shall mean acts of God, strikes, lockouts or industrial disputes or disturbances, civil disturbances, arrests and restraint from rulers of people, interruptions by government or court orders, present and future valid orders, decisions or rulings of any governmental entity having proper jurisdiction, acts of the public enemy, wars, riots, blockades, insurrections, inability to secure labour or inability to secure materials, including inability to secure materials by reason of allocations promulgated by authorized governmental agencies, epidemics, landslides, lightning, earthquakes, fire, storms, floods, washouts, inclement weather which necessitates extraordinary measures and expense to construct facilities and/or maintain operations, explosions, breakage or accident to machinery or lines of pipe, freezing of wells or pipelines, inability to obtain or delays in obtaining easements or rights-of-way, the making of repairs or alterations to wells, pipelines or plants, partial or entire failure of gas supply or any other cause, whether of the kind herein enumerated or otherwise, not reasonably within the control of the party claiming force majeure.

10.3  Non-Force Majeure Situations

      Neither Operator nor Partnership shall be entitled to the benefit of the provisions of Section 10.1 under the following circumstances:

      (a) To the extent that the failure was caused by the party claiming suspension having failed to remedy the condition by taking all reasonable acts, short of litigation, if such remedy requires litigation, and having failed to resume performance of such commitments or obligations with reasonable dispatch;

      (b) If the failure was caused by lack of funds, or with respect to the payment of any amount or amounts then due hereunder;

      (c) To the extent that the failure was caused or contributed to by the negligence of Operator or Partnership and such negligence was the cause of such failure.

10.4  Resumption of Normal Performance

      Should there be an event of force majeure affecting performance hereunder, such events shall be remedied with all reasonable dispatch to insure resumption of normal performance.

10.5  Strikes and Lockouts

      Settlement of strikes and lockouts shall be entirely within the discretion of the party affected, and the requirement in Section 10.4 that any event of force majeure shall be remedied with all reasonable dispatch shall not require the settlement of strikes or lockouts by acceding to the demands of the parties directly or indirectly involved in such strikes or lockouts when such course is inadvisable in the discretion of the party having such difficulty.

                           ARTICLE 11 - MISCELLANEOUS

11.1  Amendment

      This Agreement shall only be amended by an instrument in writing executed by both parties.

11.2  Waivers

      A waiver by a party at any time of its rights with respect to a default under this Agreement, or with respect to any other matter in connection with this Agreement, shall not be deemed a waiver with respect to any other or subsequent default or matter.

11.3  Severability

      If any provision of this Agreement shall be invalid or unenforceable to any extent, the remainder of this Agreement shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

11.4  Governmental Bodies

      This Agreement is subject to all valid orders, rules and regulations of any governmental body having jurisdiction over the parties hereto, or this Agreement.

11.5  Entirety

      In addition to the obligations of the Operator set forth in Article 3, this Agreement is also intended to include as an obligation of the Operator any duty, responsibility, or requirement assigned to the Operator by the terms of the General Partnership Agreement, including Section 8.4 thereof, not specifically detailed in Article 3 herein. This Agreement and the General Partnership Agreement contain the entire agreement between the parties and except as stated herein there are no oral promises, agreements or warranties affecting it.

11.6  Recitals

      For the purpose of interpreting this Agreement, the Recitals shall be considered incorporated herein as if set forth in full.

11.7  Remedies Cumulative

      Remedies provided under the provisions of this Agreement shall be cumulative and, except as to the agreement for binding arbitration contained in Article 9 hereof, shall be in addition to the remedies provided by law or in equity.

11.8  Conflicts

      In the event there is any conflict between this Agreement and any schedule or subsequent agreement referred to herein, the provisions hereof shall be deemed controlling, except in the event of a conflict with the General Partnership Agreement, in which event the General Partnership Agreement shall be deemed controlling.

11.9  Law of the Contract

      This Agreement and all other agreements relating thereto shall be construed and interpreted under the laws of the State of Texas.

11.10 Operator's Office

      Operator may select the location of its office or offices to perform its obligation hereunder.

11.11 Attorneys' Fees

      Should any litigation be commenced between the parties concerning any provision of this Agreement or the rights and duties hereunder, the party prevailing in such litigation shall be entitled, in addition to such other relief as may be granted in such proceeding, to a reasonable sum as and for their attorneys' fees in such litigation, which sum shall be determined in such litigation or in a separate action for such purpose.

11.12 Counterpart Execution

      This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together constitute one and the same instrument.

                              ARTICLE 12 - NOTICES

12.1  Notices

      Unless otherwise specifically provided in this Agreement, any written notice or other communication shall be sufficiently given or shall be deemed given on the fifth business day following the date on which the same is mailed by registered or certified mail, postage prepaid, or on the next business day following the date on which the same is sent via a nationally recognized courier service or by telecommunication, in each case addressed:

      If to Operator, to:

      TransCan Northwest Border Ltd.
      450, 1st Street, S.W.
      Calgary, Alberta, Canada

      T2P 5H1
      Fax: (403) 920.2460
      Attention: Secretary

      or such other person or address as may be designated from time to time by written notice to Operator.

      If to Partnership, to:

      Northern Border Pipeline Company
      13710 FNB Parkway
      Omaha, NE 68154
      Fax: (402) 492-7315
      Attention: Vice-President and General Counsel

      or such other person or address as may be designated from time to time by written notice to Partnership.

                             ARTICLE 13 - ASSIGNMENT

13.1  Assignability

      As to the assignment of this Agreement:

      (a) This Agreement shall not be assigned by either Partnership or Operator without the written consent of the other except that Operator may assign this agreement to its Affiliate without such consent, and such assignment shall not release Operator from its obligations under this Agreement.

      (b) Consent to assignment hereunder shall not be unreasonably withheld by either party hereto.

      (c)   Successors and Assigns

      This Agreement and all of the obligations and rights herein established shall extend to and be binding upon and shall inure to the benefit of the respective successors and assigns of the respective parties hereto.

13.2  Effective Date

      Any assignment hereunder shall be effective on the first day of the month following the month during which the assignment is completed.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written.

TRANSCAN NORTHWEST BORDER LTD.

Per: /s/ Paul E. Miller
    -----------------------------
Name: Paul E. Miller
Title: President

Per: /s/  Donald R. Marchand
    -----------------------------
Name: Donald R. Marchand
Title: Vice-President and Treasurer

NORTHERN BORDER PIPELINE
COMPANY
a Texas general partnership

By:  NORTHERN BORDER                                    By: TC PIPELINES INTERMEDIATE
INTERMEDIATE                                            LIMITED PARTNERSHIP, General Partner
LIMITED PARTNERSHIP, General Partner                    By: TC PIPELINES GP, INC., ITS GENERAL
                                                        PARTNER

Per: /s/  Jerry L. Peters                               Per: /s/  Donald R. Marchand
    -----------------------------                            -----------------------------
Name: Jerry L. Peters                                   Name: Donald R. Marchand
Title: Chief Financial and Accounting Officer           Title: Vice-President and Treasurer

                                                        Per: /s/  Amy Leong
                                                             -----------------------------
                                                        Name: Amy Leong
                                                        Title: Controller

                                    EXHIBIT A

                                       TO

                               OPERATING AGREEMENT

                              ACCOUNTING PROCEDURE

                         ARTICLE I. GENERAL PROVISIONS

1.01 Statements and Billings. Operator may submit a bill, statement or otherwise provide an accounting to Partnership on the first day of each month for the estimated costs and expenses for the month and any adjustment which may be necessary to correct prior estimated billings to actual. Such bills, statements or accountings will be summarized by appropriate classifications indicative of the nature thereof.

1.02 Payment by Partnership. Partnership shall pay all bills, statements or accountings presented pursuant to the terms and conditions of the Operating Agreement on or before the 15th day after the billing date. If payment is not made within such time, the unpaid balance shall bear interest until paid at a rate (which in no event shall be higher than the maximum rate or rates permitted by applicable law) equal to the prime rate charged by the Citibank of New York, or its successor, from time to time to responsible commercial and industrial borrowers; provided, however, that if employees of Operator are responsible for processing Partnership's payments and Partnership has sufficient funds to make payment no interest charge shall be imposed for late payment. Payment by or on behalf of Partnership shall not be deemed a waiver of the right to recoup any amount in question.

1.03 Adjustments. Payment of any such bills, statements or accountings shall not prejudice the right of Partnership to protest or question the correctness thereof; provided however, all bills, statements and accountings rendered to Partnership by

      Operator during any calendar year shall conclusively be presumed to be true and correct after 24 months following the end of any such calendar year, unless prior to the end of said 24-month period Partnership takes written exception thereto and makes claim on Operator for adjustment. No adjustment favourable to Operator shall be made unless it is made within the same prescribed period. None of the time limits set out in this
      Section 1.03 shall apply to adjustments resulting from FERC Compliance Audits.

1.04 Financial Records. Operator shall maintain accurate books and records in accordance with the FERC Uniform System of Accounts for Class A and B natural gas companies or any successor system thereto covering all of Operator's actions under this Operating Agreement.

                           ARTICLE II. CAPITAL ITEMS

      Except for real or personal property (i) included in a previously approved budget or (ii) costing less than the ceiling amount established by the Management Committee, Operator shall prepare and submit to Partnership a forecast of the cost of such property it proposes to acquire in the name of Partnership which, under any applicable accounting rules and regulations, might be capitalized. Upon approval of such forecast by Partnership, Operator shall have authority to purchase such property in Partnership's name without further approval or action by Partnership. To the extent that (i) Operator owns property necessary or desirable for the operation and maintenance of the Line which under any applicable accounting rules and regulations, might be capitalized, (ii) Operator in its sole discretion is willing to transfer such property for consideration to Partnership, (iii) such property can be transferred by Operator to Partnership free and clear of all prior liens and encumbrances, and (iv) Partnership approves of such transfer Operator may so transfer such property to Partnership and charge Partnership the fair market value thereof on the date of transfer.

                 ARTICLE III. COSTS, EXPENSES AND EXPENDITURES

      Subject to the limitations hereinafter prescribed and the provisions of the Operating Agreement to which this Accounting Procedure is an exhibit, Operator shall charge Partnership for all reasonable and proper costs and expenses incurred by Operator (except those costs incurred under Section 3.5 of the Operating Agreement) in connection with the Operation of the Line, including but not limited to the following items:

3.01  Rentals. All rentals paid by Operator.

3.02  Labour Costs.

  (a) Salaries, wages and related benefits of Operator's employees or its Affiliates employees directly engaged in connection with the Operation of the Line and, in addition, amounts paid as salaries and wages of others temporarily employed in connection therewith. Related benefits include Operator's cost of holiday, vacation, sickness, jury service and other fringe benefits and customary allowances paid to persons whose salaries and wages are chargeable under this paragraph (a).

  (b) Expenditures or contributions made pursuant to assessments imposed by governmental authority which are applicable to salaries, wages and costs chargeable under paragraph (a) above. The reasonable cost of plans for employees' group life insurance, hospitalization, disability, pension, retirement, savings and other benefit plans, applicable to labour costs chargeable under paragraph (a) above.

  (c) Amounts billed to Partnership for services performed by Operator's Affiliates in connection with the Operation of the Line will include an amount to cover the overhead costs of that Affiliate. The method of allocating the overhead charge shall be consistent with the TransCanada PipeLines Limited Operating Cost Allocation Policy ("Allocation Policy") attached hereto as Schedule 1, unless such method is found to be inconsistent with FERC rules and regulations. If the cost allocation methodology is found to be inconsistent with FERC rules and regulations following a FERC regulatory decision which is applicable to the Partnership, Operator will revise the method of allocation with respect to the Line accordingly and such revised method of allocation shall be used prospectively. Changes and amendments to the Allocation Policy shall apply to charges under this section, provided such changes or amendments do not result in a material change in costs allocated under this Agreement unless otherwise approved by the Management Committee.

3.03 Reimbursable Expenses of Employees. Reasonable personal expenses of employees whose salaries and wages are chargeable under Section 3.02(a) hereof. As used herein, the term "personal expenses" shall mean the usual out-of-pocket expenditures incurred by employees in the performance of their duties and for which such employees are reimbursed. Operator shall maintain documentation for such expenses in accordance with the standards of the Internal Revenue Service.

3.04 Material, Equipment and Supplies. It is contemplated that all material, equipment and supplies will be owned by Partnership and purchased or furnished for its account. So far as is reasonably practical and consistent with efficient and economical operation, only such material shall be obtained for the Line as may be required for immediate use, and the accumulation of surplus stock shall be avoided. To the extent reasonably possible, Operator shall take advantage of discounts available by early payments and pass such benefits on to Partnership. Material, equipment and supplies furnished by Operator, if any, shall be priced at cost plus carrying costs to be established by Operator based on actual experience.

3.05 Transportation. Transportation of employees, equipment and material and supplies necessary for the Operation of the Line. It is anticipated that all transportation equipment will be owned by Partnership; provided, however, any automobiles, airplanes and trucks owned or obtained from Operator's Affiliates by Operator and approved for use for the Operation of the Line will be billed to Partnership at reasonable rates based on Operator's actual costs.

3.06  Services

 (a)  The cost of contract services and utilities procured from outside sources.

 (b) Use and services of vehicles, equipment and facilities furnished by Operator as provided in Section 3.05 hereof.

3.07 Legal Expenses and Claims. All costs and expenses of handling, investigating and settling litigation or claims arising by reason of the Operation of the Line or necessary to protect or recover any Line property, including, but not limited to, attorney's fees, court cost, cost of investigation or procuring evidence and any judgements paid or amounts paid in settlement or satisfaction of any such litigation or claims. Operator shall credit Partnership for judgements received or amounts received in settlement of litigation, with respect to any claim asserted on behalf of Partnership.

3.08 Taxes. All taxes (except those measured by income) of every kind and nature assessed or levied upon or incurred in connection with the Operation of the Line or on the Line or other property of Partnership and which taxes have been paid by the Operator for the benefit of Partnership, including charges for late payment arising from extensions of the time for filing which is caused by Partnership.

3.09 Insurance. Net of any returns, refunds, or dividends, all premiums paid and expenses incurred for insurance required to be carried under the Operating Agreement for the benefit of Operator and Partnership.

3.10 Permits, Licenses and Bond. Cost of permits, licenses and bond premiums required for the Operation of the Line.

3.11 Overhead, Administrative and General Expense. All administrative and general expenditures, including salaries and related benefits and expenses of personnel other than those referred to in Section 3.02, who render services to Operator, including, but not limited to, Accounting, Administrative, Public Relations, Personnel, Purchasing, Legal and Treasury, will be charged on the basis of costs incurred. Overhead costs related to the provision of such services shall be charged pursuant to the Allocation Policy. Operator shall, subject to the provisions of the General Partnership Agreement, also bill such administrative and general expenditures incurred by its Affiliates in connection with the Operation of the Line.